EX-99.B4.f

Allocation Options Contract Schedule

Owner:	[John Doe]	Contract Number:	[??687456]
[Joint Owner: Annuitant:	[Jane Doe]] [John Doe]	Issue Date: Scheduled Annuity Date:	[04/15/10] [04/15/65]
Annuitant's Age	[35 Male]
and Gender

Allocation Guidelines:
1.	[Currently, you can select up to [3] of the Variable Options. This number will not decrease after the Issue Date.
2.	Currently, you can select up to [4] of the Index Performance Strategy Index Options. This number will not decrease after the Issue Date.
3.	Currently, you can select up to [4] of the Index Protection NY Strategy Index Options. This number will not decrease after the Issue Date.
4.	Currently, you can select up to[4] of the Index Precision Strategy Index Options. This number will not decrease after the Issue Date.
5.] Allocations must be made in whole percentages.

Variable Options:
Variable Account: [Allianz Life® of NY Variable Account C]
[AZL® Money Market Fund
AZL® MVP Balanced Index Strategy Fund AZL® MVP Growth Index Strategy Fund]

Index Options:
Index Account: [Separate Account IANY]

Index Performance Strategy Index Options

Index	Buffer for all Index Years	Minimum Cap for all Index Years
[S&P 500® Index	[10.00]%	[0.10]%]
[Nasdaq-100® Index	[10.00]%	[0.10]%]
[Russell 2000® Index	[10.00]%	[0.10]%]
[EURO STOXX 50®	[10.00]%	[0.10]%]

Index Protection NY Strategy Index Options

Index	Buffer for all Index Years	Minimum Cap for all Index Years
[S&P 500® Index	[30.00]%	[0.10]%]
[Nasdaq-100® Index	[30.00]%	[0.10]%]
[Russell 2000® Index	[30.00]%	[0.10]%]
[EURO STOXX 50®	[30.00]%	[0.10]%]
S40876-NF-NY

Allocation Options Contract Schedule continued from the previous page

Index Precision Strategy Index Options

Index	Buffer for all Index Years	Minimum Precision Rate for all Index Years
[S&P 500® Index	[10.00]%	[0.10]%]
[Nasdaq-100® Index	[10.00]%	[0.10]%]
[Russell 2000® Index	[10.00]%	[0.10]%]
[EURO STOXX 50®	[10.00]%	[0.10]%]

The terms of the license agreements between us and [S&P Dow Jones Indices LLC, Russell Investments, NASDAQOMX Group Inc. and STOXX Limited] for the Indices require us to state the following:

[S&P® is a registered trademark of Standard& Poor's Financial Services LLC ("S&P"). This trademark has been licensed for use by S&P Dow Jones Indices LLC and its affiliates. S&P® and S&P 500® are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of New York ("Allianz Life of NY"). The S&P 500 is a product of S&P Dow Jones
Indices LLC and/or its affiliates and has been licensed for use by Allianz Life of NY. Allianz Life of NY products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affiliates make any representation regarding the advisability of investing in such product.]

[The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market, based on capitalization. The NASDAQ-100®, NASDAQ-100 Index®, NASDAQ®, and OMX® are registered trademarks of
NASDAQ OMX Group, Inc. (which with its affiliates are the Corporations)and are licensed for use by Allianz Life Insurance Company of New York. The product(s) have not been passed on by the Corporations as to their legality or suitability. The product(s) are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NOLIABILITY WITH RESPECT TO THE PRODUCT(S).]

[The Russell2000® is a trademark of Russell Investments and has been licensed for use by Allianz Life Insurance Company of New York. Allianz products are not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in Allianz products.]

[The EURO STOXX 50® is the intellectual property(including registered trademarks) of STOXX Limited, Zurich, Switzerland. The product based on the Index is in no way sponsored, endorsed, sold or promoted by STOXX and shall not have any liability with respect thereto.]
S40876-NF-NY
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